Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3

(Form Type)

Avangrid, Inc.

Iberdrola, S.A.

Arizona Merger Sub, Inc.

(Exact Name of Registrant and Name of Persons Filing Statement)

Table 1: Transaction Valuation

	Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee

Fees to Be Paid	$2,637,036,402(1)	0.00014760	$389,226.57(2)

Fees Previously Paid	$—	—	$389,226.57

Total Transaction Valuation	$2,637,036,402

Total Fees Due for Filing			$0.00

Total Fees Previously Paid			$389,226.57

Total Fee Offsets			$389,226.57(3)

Net Fee Due			$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fees Offset Claims		PREM 14A	001-37660	June 21, 2024		$389,226.57

Fees Offset Sources	Avangrid, Inc.	PREM 14A	001-37660		June 21, 2024		$389,226.57

(1)

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of (a) the product of 71,350,792 shares of Avangrid Common Stock entitled to receive the Merger Consideration (which excludes shares of Avangrid Common Stock owned by Parent) multiplied by the Per Share Merger Consideration of $35.75 and (b) the product of 2,412,464 shares of Avangrid Common Stock underlying Company PSUs or Company Phantom Awards or reserved for issuance under the Registrant’s incentive plans multiplied by the Per Share Merger Consideration of $35.75 (the sum of (a) and (b), collectively, the “Total Consideration”). The filing fee equals the product of the Total Consideration multiplied by 0.00014760.

(2)

The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2024, was calculated by multiplying $2,637,036,402 by 0.00014760.

(3)	The Company previously paid $389,226.57 upon the filing of its Preliminary Proxy Statement on Schedule 14A on June 21, 2024 in connection with the transaction reported hereby.